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                                                                    EXHIBIT 23.1

                      CONSENT OF SCHWARTZ LEVITSKY FELDMAN


    The Undersigned, Schwartz Levitsky Feldman, Chartered Accountants hereby consents to the use of our name and the use of our opinion dated April 22, 1998 for Dectron Internationale Inc. (the "Company") as filed with its Registration Statement on Amendment No. 1 to Form SB-2 being filed by the Company.



Date: August 25, 1998


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
                                    Schwartz Levitsky Feldman, Chartered
                                                 Accountants
                                        /s/ Schwartz Levitsky Feldman
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